Exhibit 99.1

News Release	One Amgen Center Drive Thousand Oaks, CA 91320-1799 Telephone 805-447-1000 www.Amgen.com

AMGEN COMMENCES EXCHANGE OFFERS FOR CERTAIN

SERIES OF OUTSTANDING SENIOR NOTES FROM

EXCHANGE ELIGIBLE HOLDERS

THOUSAND OAKS, Calif. (July 30, 2020) – Amgen Inc. (NASDAQ: AMGN) announced today the commencement of nine separate private offers to exchange (each, an “Exchange Offer” and, collectively, the “Exchange Offers”) certain specified series of its outstanding senior notes (collectively, the “Old Notes”) for a combination of a cash payment and new Senior Notes due 2053 (the “New Notes”).

The Exchange Offers consist of the following:

(a)	an offer to exchange the 6.90% Senior Notes due 2038;

(b)	an offer to exchange the 6.375% Senior Notes due 2037;

(c)	an offer to exchange the 6.40% Senior Notes due 2039;

(d)	an offer to exchange the 5.75% Senior Notes due 2040;

(e)	an offer to exchange the 5.65% Senior Notes due 2042;

(f)	an offer to exchange the 5.375% Senior Notes due 2043;

(g)	an offer to exchange the 5.15% Senior Notes due 2041;

(h)	an offer to exchange the 4.95% Senior Notes due 2041; and

(i)	an offer to exchange the 4.40% Senior Notes due 2045;

in each case, for New Notes, provided that the aggregate principal amount of New Notes to be issued in the Exchange Offers shall not exceed $800,000,000 (such amount, the “Maximum Notes Exchange Cap”). In addition, the aggregate amount of the New Notes Premium (as defined herein) resulting from the Exchange Offers shall not exceed $350,000,000 (such amount, the “Maximum New Notes Premium Cap”).

The following table sets forth the series of Old Notes included in the Exchange Offers:

CUSIP/ISIN Number	Old Notes	Principal Amount Outstanding	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points)	Acceptance Priority Level	Cash Payment Percent of Premium(1)
031162AY6/US03 1162AY66	6.90% Senior Notes due 2038	$290,616,000	2.000% UST due February 15, 2050	FIT1	+100	1	40%

031162AW0/US03 1162AW01	6.375% Senior Notes due 2037	$552,410,000	2.000% UST due February 15, 2050	FIT1	+95	2	44%

031162BA7/US031 162BA71	6.40% Senior Notes due 2039	$466,320,000	2.000% UST due February 15, 2050	FIT1	+100	3	36%

031162BC3/ US031162BC38	5.75% Senior Notes due 2040	$ 412,120,000	2.000% UST due February 15, 2050	FIT1	+105	4	27%

031162BH2/ US031162BH25	5.65% Senior Notes due 2042	$487,020,000	2.000% UST due February 15, 2050	FIT1	+110	5	20%

AMGEN COMMENCES EXCHANGE OFFERS FOR CERTAIN SERIES OF OUTSTANDING SENIOR NOTES FROM EXCHANGE ELIGIBLE HOLDERS

031162BP4/ US031162BP41	5.375% Senior Notes due 2043	$261,077,000	2.000% UST due February 15, 2050	FIT1	+110	6	10%

031162BK5/ US031162BK53	5.15% Senior Notes due 2041	$974,045,000	2.000% UST due February 15, 2050	FIT1	+105	7	11%

031162BE9/ US031162BE93	4.950% Senior Notes due 2041	$600,000,000	2.000% UST due February 15, 2050	FIT1	+110	8	6%

031162BZ2/US031 162BZ23	4.400% Senior Notes due 2045	$2,250,000,000	2.000% UST due February 15, 2050	FIT1	+125	9	0%

1.

The “Cash Payment Percent of Premium” is the percent (as set forth with respect to each series of Old Notes in the table above) of the amount by which the Total Exchange Price (as defined herein and calculated at the Price Determination Date (as defined herein)) exceeds $1,000 per $1,000 principal amount of such series of Old Notes.

Subject to the terms and conditions of the Exchange Offers, Amgen will accept for exchange the Old Notes of any series validly tendered, and not validly withdrawn, in the Exchange Offers in accordance with the applicable “Acceptance Priority Level” (in numerical priority order) for such series as set forth in the table above (each, an “Acceptance Priority Level”), with Acceptance Priority Level 1 being the highest priority level. Subject to the Maximum Notes Exchange Cap and/or the Maximum New Notes Premium Cap, each series of Old Notes validly tendered in the Exchange Offers that has a higher Acceptance Priority Level will be accepted for exchange before any series of Old Notes validly tendered in the Exchange Offers that has a lower Acceptance Priority Level. If the remaining available portion of the Maximum Notes Exchange Cap or the Maximum New Notes Premium Cap, as applicable, is not adequate to permit the acceptance for exchange of all of the validly tendered Old Notes of a series having a particular Acceptance Priority Level, Amgen will allocate such available Maximum Notes Exchange Cap or Maximum New Notes Premium Cap, as applicable, among the aggregate principal amount of the validly tendered Old Notes of such series on a pro rata basis, and any series of validly tendered Old Notes having a lower Acceptance Priority Level will not be accepted for exchange. As set forth in the Confidential Offering Circular (as defined herein), Amgen may elect, in its sole discretion, to increase the Maximum Notes Exchange Cap and/or the Maximum New Notes Premium Cap, but is under no obligation to do so.

All Old Notes that are tendered for exchange in the Exchange Offers on or before the Early Participation Date (as defined herein) will have priority over Old Notes that are tendered for exchange after the Early Participation Date. If the principal amount of Old Notes validly tendered and not validly withdrawn on or before the Early Participation Date constitutes a principal amount of Old Notes that, if accepted by Amgen, would result in Amgen issuing New Notes having an aggregate principal amount equal to or in excess of the Maximum Notes Exchange Cap, unless Amgen elects, in its sole discretion, to increase the Maximum Notes Exchange Cap, Amgen will not accept any Old Notes tendered for exchange after the Early Participation Date (even if they are of Acceptance Priority Level 1). In addition, if the aggregate amount of the New Notes Premium resulting from Old Notes tendered for exchange in the Exchange Offers on or before the Early Participation Date, and accepted by Amgen, equals or exceeds the Maximum New Notes Premium Cap, unless Amgen elects, in its sole discretion, to increase the Maximum New Notes Premium Cap, Amgen will not accept any Old Notes tendered for exchange after the Early Participation Date (even if they are of Acceptance Priority Level 1).

The Exchange Offers will expire at 12:00 Midnight, New York City time, at the end of August 26, 2020 unless extended by Amgen (such date and time, as it may be extended, the “Expiration Date”). The Total Exchange Prices and the Exchange Prices (as defined herein) for the Old Notes and the New Notes Coupon (as defined here) will be determined at 10:00 a.m., New York City time, on August 13, 2020, unless extended by Amgen (such date and time, as it may be extended, the “Price Determination Date”).

Exchange Eligible Holders (as defined herein) that validly tender and do not validly withdraw their Old Notes at or prior to 5:00 p.m., New York City time, on August 12, 2020, unless extended by Amgen (the “Early Participation Date”) will be eligible to receive the applicable Total Exchange Price (as defined herein), which includes an early exchange premium, which is equal to $30.00 in principal amount of New Notes for each $1,000 principal amount of the applicable series of Old Notes validly tendered and not validly withdrawn at or prior to the Early Participation Date and accepted for exchange (the “Early Exchange Premium”). Exchange Eligible Holders of Old Notes who validly tender after the Early Participation Date, but at or prior to the Expiration Date, will be eligible to receive the applicable Exchange Price, but will not receive the Early Exchange Premium.

AMGEN COMMENCES EXCHANGE OFFERS FOR CERTAIN SERIES OF OUTSTANDING SENIOR NOTES FROM EXCHANGE ELIGIBLE HOLDERS

Tenders of Old Notes in the Exchange Offers may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on August 12, 2020 (the “Withdrawal Date”), unless extended by Amgen, but not thereafter unless additional withdrawal rights are required by law.

The Exchange Offers are being conducted by Amgen upon the terms and subject to the conditions set forth in a confidential offering circular, dated July 30, 2020 (the “Confidential Offering Circular”). The Exchange Offers are only intended for, and copies of the offering documents will only be made available to, holders of outstanding Old Notes that have certified their status as (1) a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), in a private transaction in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof, or (2) (A) a person other than a “U.S. person” (as defined in Rule 902 of Regulation S under the Securities Act), outside the United States not purchasing for the account or benefit of a U.S. person, (B) acquiring the New Notes in an offshore transaction in accordance with Regulation S under the Securities Act and (C) otherwise a Non-U.S. Qualified Offeree (as described in the Confidential Offering Circular) (each such holder, an “Exchange Eligible Holder” and, collectively, the “Exchange Eligible Holders”).

Upon the terms and subject to the conditions set forth in the Confidential Offering Circular, Exchange Eligible Holders who validly tender and who do not validly withdraw Old Notes at or prior to the Early Participation Date, and whose Old Notes are accepted for exchange by us, will receive the applicable Total Exchange Price for each $1,000 principal amount of Old Notes in the form of a combination of a principal amount of New Notes and cash with an aggregate value equal to the Total Exchange Price, which includes the applicable Early Exchange Premium, as follows:

(i)	an aggregate principal amount of New Notes equal to (x) the Total Exchange Price applicable to such series of Old Notes minus (y) the Cash Component (as defined herein); and

(ii)	a cash payment equal to the Cash Component.

The “Total Exchange Price” for each $1,000 principal amount of each series of Old Notes validly tendered at or prior to the Early Participation Date, and not validly withdrawn at or prior to the Withdrawal Date (each, a “Total Exchange Price”) will be calculated on the Price Determination Date. The Total Exchange Price will be equal to the discounted value (calculated in accordance with the formula set forth in the Confidential Offering Circular) on the applicable Settlement Date (as defined herein) of the remaining payments of principal and interest through the earlier of the applicable maturity date or par call date of such series of Old Notes (rounded to the nearest cent per $1,000 principal amount of such Old Notes), using a yield (the “Exchange Offer Yield”) equal to the sum of:

(i)

the bid-side yield on the applicable U.S. Treasury Security set forth in the corresponding tables above as displayed on the applicable Bloomberg reference page (or any recognized quotation source selected by the dealer managers in their sole discretion if such quotation report is not available or is manifestly erroneous), plus

(ii)	the applicable fixed spread set forth in the corresponding tables above;

less accrued and unpaid interest to, but not including, the applicable Settlement Date.

Each Total Exchange Price is inclusive of the applicable Early Exchange Premium. The price for each $1,000 principal amount of each series of Old Notes validly tendered after the Early Participation Date, but at or prior to the Expiration Date (each, an “Exchange Price”) is equal to:

(i)	an aggregate principal amount of New Notes equal to (x) the Total Exchange Price applicable to such series of Old Notes minus (y) the Cash Component minus (z) the Early Exchange Premium; and

(ii)	a cash payment equal to the Cash Component.

AMGEN COMMENCES EXCHANGE OFFERS FOR CERTAIN SERIES OF OUTSTANDING SENIOR NOTES FROM EXCHANGE ELIGIBLE HOLDERS

The “Cash Component” means the portion of the Total Exchange Price to be paid to Exchange Eligible Holders in cash and is equal to (x) the applicable Cash Payment Percent of Premium for such series of Old Notes multiplied by (y) (i) the applicable Total Exchange Price for such series of Old Notes minus (ii) $1,000.

The “Cash Payment Percent of Premium” is the percent (as set forth with respect to each series of Old Notes in the table above) of the amount by which the Total Exchange Price (as calculated at the Price Determination Date) exceeds $1,000 per $1,000 principal amount of such Old Notes. For the avoidance of doubt, the Cash Component payable with respect to each series of Old Notes validly tendered at or prior to the Early Participation Date, and accepted by Amgen for exchange, will be equivalent to the Cash Component payable with respect to such series of Old Notes validly tendered after the Early Participation Date and at or prior to the Expiration Date, and accepted by Amgen for exchange.

The Total Exchange Price and Exchange Price for the applicable series of Old Notes may be adjusted as described herein.

Amgen will announce the Exchange Offer Yield, Total Exchange Price, Exchange Price and Cash Component for each of the Old Notes promptly after they are determined by the dealer managers. Exchange Eligible Holders who receive New Notes in exchange for Old Notes on the Final Settlement Date (as defined herein) will receive New Notes that will, if the Early Settlement Date (as defined herein) has occurred, have an embedded entitlement to pre-issuance interest for the period from, and including, the Early Settlement Date to, but not including, the Final Settlement Date. As a result, the cash payable for accrued and unpaid interest on the Old Notes exchanged on the Final Settlement Date will be reduced by the amount of pre-issuance interest on the New Notes exchanged therefor.

The Total Exchange Price payable by Amgen for each $1,000 principal amount of Old Notes tendered for exchange, and accepted by Amgen, will consist of a combination of cash and a principal amount of New Notes (together, a “Payment Amount”) equal to the applicable Total Exchange Price of the series of Old Notes tendered.

The Exchange Prices will be paid in the same manner as the Total Exchange Prices except that the principal amount of New Notes constituting a portion of the Payment Amount will be reduced by the Early Exchange Premium.

Amgen may, at its option, elect to increase or decrease the principal amount of New Notes exchangeable for each $1,000 principal amount of the applicable Old Notes tendered and accepted by up to $100 per $1,000 principal amount. Such adjustments would affect the composition, but not the amount, of the Total Exchange Price and the Exchange Price for such series of Old Notes. Amgen expects any such election to be made as of the Price Determination Date, which is expected to be August 13, 2020.

In addition to the applicable Total Exchange Price or applicable Exchange Price, Exchange Eligible Holders whose Old Notes are accepted for exchange will be paid accrued and unpaid interest on such Old Notes to, but not including, the applicable Settlement Date in cash.

The New Notes will bear interest at a rate per annum (the “New Notes Coupon”) equal to the sum of (i) the bid-side yield on the 2.000% U.S. Treasury Bond due February 15, 2050, as calculated on the Price Determination Date and (ii) 1.4% (140 basis points).

The “New Notes Premium” with respect to $1,000 principal of each series of Old Notes tendered in the Exchange Offers is an amount equal to the sum of the issue price of New Notes issued in exchange for such series of Old Notes for U.S. federal income tax purposes (which is generally equal to the fair market value of the New Notes as of their date of first issuance and, solely for purposes of this definition, shall be assumed to be par) multiplied by the exchange ratio (taking into account the difference between the early and late settlement exchange ratios, as may be appropriate, as estimated by Amgen in its sole discretion), plus the Cash Component payable for such series of Old Notes, minus $1,000.

Each Exchange Offer is subject to certain conditions, including, but not limited to, the following: (i) the condition that the combination of the yield of the New Notes and the Total Exchange Price for the applicable series of Old Notes would result in the New Notes and such Old Notes not being treated as “substantially different” under ASC 470-50 (the “Accounting Treatment Condition”), (ii) the condition that a minimum of $300 million aggregate

AMGEN COMMENCES EXCHANGE OFFERS FOR CERTAIN SERIES OF OUTSTANDING SENIOR NOTES FROM EXCHANGE ELIGIBLE HOLDERS

principal amount of New Notes be issued in exchange for outstanding Old Notes validly tendered and not validly withdrawn (the “Minimum Issue Condition”), (iii) the Yield Condition (as defined herein) and (iv) that there shall not have been any change or development that in Amgen’s reasonable judgment materially reduces the anticipated benefits to it of the applicable Exchange Offer or that has had, or could reasonably be expected to have, a material adverse effect on it, its businesses, condition (financial or otherwise) or prospects. Notwithstanding any other provision of the Exchange Offers, if on the Price Determination Date the bid-side yield on the 2.000% U.S. Treasury Bond due February 15, 2050 (as used to determine the interest rates for the New Notes) is less than or more than the applicable percentages for such series of Old Notes set forth in Annex B to the Confidential Offering Circular, Amgen will not be required to accept for exchange, or to issue New Notes in exchange for the Old Notes of such series and may terminate or amend the Exchange Offer with respect to such series (the “Yield Condition”). The Exchange Offers are subject to (i) an aggregate issuance limit with respect to the aggregate principal amount of New Notes equal to the Maximum Notes Exchange Cap and (ii) a limit on the aggregate amount of the New Notes Premium resulting from the Exchange Offers equal to the Maximum New Notes Premium Cap, as discussed above. The calculation of the New Notes Premium resulting from the Exchange Offers will be made in Amgen’s sole discretion.

Amgen reserves the right, but is under no obligation, at any point following the Early Participation Date and before the Expiration Date, to accept for exchange any Old Notes validly tendered at or prior to the Early Participation Date (the date of such exchange, the “Early Settlement Date”). The Early Settlement Date will be determined at Amgen’s option and is currently expected to occur on August 17, 2020, the third business day immediately following the Early Participation Date. If, after the Early Participation Date, Amgen chooses to exercise its option to have an Early Settlement Date and all conditions to the relevant Exchange Offers have been or are concurrently satisfied or waived by Amgen, including satisfaction or waiver of the Accounting Treatment Condition, the Minimum Issue Condition and the Yield Condition, and subject to each of the Maximum Notes Exchange Cap and the Maximum New Notes Premium Cap, Amgen will accept for exchange all Old Notes validly tendered in the Exchange Offers prior to the Early Participation Date, and the exchange for such Old Notes will be made on the Early Settlement Date.

The “Final Settlement Date” for the Exchange Offers will be promptly after the Expiration Date and is currently expected to occur on August 28, 2020, the second business day immediately following the Expiration Date. Each of the Early Settlement Date and the Final Settlement Date is referred to as a “Settlement Date.”

The complete terms of the Exchange Offers are described in the Confidential Offering Circular. Amgen reserves the right, subject to applicable law, to extend, terminate or otherwise amend the terms of any or all of the Exchange Offers.

If and when issued, the New Notes will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Amgen will enter into a registration rights agreement with respect to the New Notes providing for certain registration rights with respect to the New Notes as described in the Confidential Offering Circular.

Documents relating to the Exchange Offers will be distributed only to holders of the outstanding Old Notes that complete and return the letter of eligibility confirming that they are Exchange Eligible Holders. Holders of the outstanding Old Notes that desire to review the eligibility letter may visit the website for this purpose at http://www.dfking.com/amgn or contact D.F. King & Co., Inc., the information agent for the Exchange Offers, by calling toll-free (800) 814-8954 or at (212) 269-5550 (banks and brokerage firms) or email amgen@dfking.com.

This press release is not an offer to sell or a solicitation of an offer to buy any security. The Exchange Offers are being made solely by the Confidential Offering Circular and only to such persons and in such jurisdictions as is permitted under applicable law.

In particular, this communication is only addressed to and directed at: (A) in any Member State of the European Economic Area or the United Kingdom that has implemented the Prospectus Directive, qualified investors in that Member State within the meaning of the Prospectus Directive and (B) (i) persons that are outside the United Kingdom or (ii) persons in the United Kingdom who are investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or fall within Article 43

AMGEN COMMENCES EXCHANGE OFFERS FOR CERTAIN SERIES OF OUTSTANDING SENIOR NOTES FROM EXCHANGE ELIGIBLE HOLDERS

of the Order, or any other person to whom it may otherwise lawfully be communicated under the Order (all such persons together being referred to as “relevant persons”). The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such New Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

About Amgen

Amgen is committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

Amgen focuses on areas of high unmet medical need and leverages its expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology pioneer since 1980, Amgen has grown to be one of the world’s leading independent biotechnology companies, has reached millions of patients around the world and is developing a pipeline of medicines with breakaway potential.

Forward-Looking Statements

This news release contains forward-looking statements that are based on the current expectations and beliefs of Amgen. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including any statements on the outcome, benefits and synergies of collaborations, or potential collaborations, with any other company, including Adaptive Biotechnologies (including statements regarding such collaboration’s, or our own, ability to discover and develop fully-human neutralizing antibodies targeting SARS-CoV-2 to potentially prevent or treat COVID-19), BeiGene, Ltd., or the Otezla® (apremilast) acquisition, including anticipated Otezla sales growth and the timing of non-GAAP EPS accretion, as well as estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes, effects of pandemics or other widespread health problems such as the ongoing COVID-19 pandemic on our business, outcomes, progress or effects relating to studies of Otezla as a potential treatment for COVID-19, the timing and completion of the Exchange Offers and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission reports filed by Amgen, including our most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K. Unless otherwise noted, Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Our results may be affected by our ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments involving current and future products, sales growth of recently launched products, competition from other products including biosimilars, difficulties or delays in manufacturing our products and global economic conditions. In addition, sales of our products are affected by pricing pressure, political and public scrutiny and reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. We or others could identify safety, side effects or manufacturing problems with our products, including our devices, after they are on the market. Our business may be impacted by government investigations, litigation and product liability claims. In addition, our business may be impacted by the adoption of new tax legislation or exposure to additional tax liabilities. If we fail to meet the compliance obligations in the corporate integrity agreement between us and the U.S. government, we could become subject to significant sanctions. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors, or we may fail to prevail in present and future intellectual property litigation. We perform a substantial

AMGEN COMMENCES EXCHANGE OFFERS FOR CERTAIN SERIES OF OUTSTANDING SENIOR NOTES FROM EXCHANGE ELIGIBLE HOLDERS

amount of our commercial manufacturing activities at a few key facilities, including in Puerto Rico, and also depend on third parties for a portion of our manufacturing activities, and limits on supply may constrain sales of certain of our current products and product candidate development. An outbreak of disease or similar public health threat, such as COVID-19, and the public and governmental effort to mitigate against the spread of such disease, could have a significant adverse effect on the supply of materials for our manufacturing activities, the distribution of our products, the commercialization of our product candidates, and our clinical trial operations, and any such events may have a material adverse effect on our product sales, product development, business and results of operations. We rely on collaborations with third parties for the development of some of our product candidates and for the commercialization and sales of some of our commercial products. In addition, we compete with other companies with respect to many of our marketed products as well as for the discovery and development of new products. Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers. Certain of our distributors, customers and payers have substantial purchasing leverage in their dealings with us. The discovery of significant problems with a product similar to one of our products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on our business and results of operations. Our efforts to collaborate with or acquire other companies, products or technology, and to integrate the operations of companies or to support the products or technology we have acquired, may not be successful. A breakdown, cyberattack or information security breach could compromise the confidentiality, integrity and availability of our systems and data. Our stock price is volatile and may be affected by a number of events. Our business performance could affect or limit the ability of our Board of Directors to declare a dividend or our ability to pay a dividend or repurchase our common stock. We may not be able to access the capital and credit markets on terms that are favorable to us, or at all.

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CONTACT: Amgen, Thousand Oaks

Trish Rowland, 805-447-5631 (media)

Megan Fox, 805-447-1423 (media)

Arvind Sood, 805-447-1060 (investors)